UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No.1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 26, 2005
NAVISITE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware		52-2137343
(State or Other Jurisdiction of Incorporation)	000-27597 (Commission File Number)	(IRS Employer Identification No.)
400 Minuteman Road
Andover, Massachusetts 01810
(Address of Principal Executive Offices) (Zip Code)
(978) 682-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
NaviSite, Inc. (the “Registrant”) is filing this amendment to its Current Report on Form 8-K dated October 26, 2005 (the “Prior Report”) in order to include a revised press release announcing its financial and operating results for the fourth quarter and 2005 fiscal year ended July 31, 2005. The revised press release and the revised information contained therein result from a subsequent event that occurred on October 28, 2005.
Item 2.02 Results of Operations and Financial Condition.
On October 31, 2005, the Registrant issued a press release to report revised fourth quarter and fiscal year financial and operating results for 2005, which ended July 31, 2005. The Registrant originally released its fourth quarter and fiscal year 2005 financial and operating results on October 25, 2005. On October 28, 2005, the Registrant reached a tentative settlement of a lawsuit filed against it by two former employees. The settlement agreement, which we expect to finalize in early November, will require Registrant to make payments to these former employees of an aggregate of $500,000. This tentative settlement requires that the Registrant record an additional accrual as of July 31, 2005, its fiscal year end, which results in changes to the financial information released by Registrant on October 25, 2005. A copy of the press release issued by the Registrant concerning the foregoing revised results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
The following exhibit is furnished with this Form 8-K/A:
99.1 Press Release of the Registrant, dated October 31, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NaviSite, Inc.
	By:	/s/ John J. Gavin, Jr.
October 31, 2005		Date:John J. Gavin, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Registrant, dated October 31, 2005.